UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2010

BofI HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, Suite 100, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 12, 2010 the Directors of BofI Holding, Inc. (the “Company”) elected Edward J. Ratinoff as a director of the Company. Mr. Ratinoff was also named to serve on the Internal Asset Review Committee of the Company. Mr. Ratinoff has over twenty years of diverse real estate experience as a principal and advisor managing public and private equity transactions, debt placements and structured finance involving multifamily and commercial properties. Mr. Ratinoff earned his Masters of Business Administration from the J.L. Kellogg Graduate School of Management, Northwestern University, and his Bachelor of Arts in Architecture from University of California, Berkeley.

On April 9, 2010, the Company’s subsidiary, Bank of Internet USA (the “Bank”), accepted the resignation of Gary Lewis Evans as President and Chief Operating Officer of the Bank. Mr. Evans’ resignation is effective May 7, 2010. Mr. Evans’ resignation was due to a commitment made to another organization and does not involve any disagreement with the Company or its subsidiary. Mr. Gregory Garrabrants, the current Chief Executive Officer and President of the Company and Chief Executive Officer of the Bank shall assume Mr. Evans’ role as President of the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: April 15, 2010	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
Senior Vice President and Chief Financial Officer